Exhibit 99.1
Investor Relations Contact: Staci Strauss Mortenson, ICR
Email: IR@qliktech.com; Phone: 484-685-0578
QlikTech Appoints Deborah Hopkins, Chief Innovation Officer of Citi, To Its Board of Directors
Radnor, PA. — April 6, 2011 — Qlik Technologies Inc. (“QlikTech”) (Nasdaq: QLIK), a leader in Business Discovery — user-driven Business Intelligence (BI), today announced that Deborah Hopkins, chief innovation officer of Citi, has joined its board of directors as an independent officer, becoming its eighth member.
“With significant leadership positions at various multinational companies, Debby’s vast experience in the convergence of finance, technology and innovation will be a tremendous asset as we seek to further expand our business,” said Lars Björk, chief executive officer, QlikTech.
As Citi’s Chief Innovation Officer, Ms. Hopkins focuses on building partnerships with venture capitalists, start-ups, corporations, universities and thought leaders to support the incubation of emerging technologies in the design, development and implementation of disruptive customer centric business models. She also serves as Chairman of Citi’s venture capital initiatives. Since joining Citi in 2003, Ms. Hopkins’ previous positions included Chief Operations and Technology Officer, and head of Corporate Strategy and Mergers & Acquisitions. She has co-chaired Citi’s women’s initiative and for five years served on the board of directors for Citibank N.A. and Citicorp Holdings, Inc.
“QlikTech is at the heart of what I have spent my career helping to create —an innovative company with an exceptional product that uses technology to make businesses smarter,” said Hopkins. “I look forward to working closely with the board and the executive team to build on QlikTech’s success.”
Prior to joining Citi, Ms. Hopkins was CFO at Boeing, CFO at Lucent Technologies, and served on the Board of Directors of the DuPont Company for five years. She is also an advisor to Riverwood Capital.

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About QlikTech
QlikTech (NASDAQ: QLIK) is a leader in Business Discovery — user-driven Business Intelligence (BI). QlikTech’s powerful, accessible Business Discovery™ solution bridges the gap between traditional business intelligence solutions and standalone office productivity applications. Its QlikView Business Discovery™ platform enables intuitive user-driven analysis that can be implemented in days or weeks rather than months, years, or not at all. The in-memory associative search technology it pioneered allows users to explore information freely rather than being confined to a predefined path of questions. QlikView Business Discovery™ works with existing BI applications and adds new capabilities: insight for everyone, zero-wait analysis, mobility, an app—like model, remixability and reassembly, and a social and collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving approximately 18,000 customers in over 100 countries.
QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.
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This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of our products, the introduction of product enhancements or additional products and our growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “could,” “momentum,” and similar words. We intend all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in our publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.